Exhibit 21

                       LIST OF SUBSIDIARIES OF TRUSTCO

Trustco Bank                                        Federally chartered
                                                    savings bank

Trustco Charitable Foundation, Inc.                 New York corporation

ORE Subsidiary Corp.                                New York corporation

Trustco Vermont Investment Company                  Vermont corporation
(Subsidiary of Trustco Bank)

Trustco Realty Corp.                                New York corporation
(Subsidiary of Trustco Vermont
Investment Company)




Each subsidiary does business under its own name. The activities of each are described in Part I, Item 1 of Form 10-K.